   As filed with the Securities and Exchange Commission on November 13, 1998
                                                      Registration No. 333-____
===============================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                           --------------------------

                                   FORM S-3
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                           --------------------------

                             HELEN OF TROY LIMITED
            (Exact name of registrant as specified in its charter)


              BERMUDA                                    74-2692550
    (State or other jurisdiction of                   (I.R.S. Employer
    incorporation or organization)                  Identification Number)

                               6827 MARKET AVENUE
                              EL PASO, TEXAS 79915
                                 (915) 779-6363

    (Address, including zip code, and telephone number,including area code, of registrant's principal executive offices)
                           --------------------------

                                  SAM L. HENRY
                             HELEN OF TROY LIMITED
                               6827 MARKET AVENUE
                             EL PASO, TEXAS, 79915
                                 (915) 779-6363

           (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                With a copy to:

                                DANIEL W. RABUN
                                BAKER & MCKENZIE
                          2001 ROSS AVENUE, SUITE 4500
                              DALLAS, TEXAS 75201
                                 (214) 978-3000


APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after this Registration Statement becomes effective.

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


                                                CALCULATION OF REGISTRATION FEE
===================================================================================================================================
TITLE OF EACH CLASS OF SHARES      AMOUNT TO BE REGISTERED        PROPOSED MAXIMUM         PROPOSED MAXIMUM           AMOUNT OF
    TO BE REGISTERED                      REGISTERED             AGGREGATE PRICE PER      AGGREGATE OFFERING       REGISTRATION FEE
                                                                     SECURITY(2)               PRICE(2)
===================================================================================================================================
Common Shares, par value $.10              350,000                    $15.125               $5,293,750                 $1,471.66
per share
===================================================================================================================================
Common Shares, par value $.10              580,000(1)                 $15.125               $8,772,500                 $2,438.76
per share
===================================================================================================================================

(1) Includes 350,000 Common Shares issuable upon exercise or redemption of Contingent Value Rights and 230,000 Common Shares issuable pursuant to a contingent purchase price arrangement. For purposes of estimating the number of Common Shares issuable upon exercise or redemption of the Contingent Value Rights and issuable pursuant to the contingent purchase price arrangement, the registrant calculated the number of shares to be issued based upon an assumed price of $10.00. In accordance with Rule 416 of the Securities Act of 1933, as amended (the "Securities Act"), there are also being registered such additional Common Shares as may become issuable pursuant to the anti-dilution provisions of the Contingent Value Rights.

(2) Estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(c) of the Securities Act on the basis of the average of the high and low sales prices of the Common Shares on the Nasdaq National Market on November 12, 1998.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

===============================================================================

                 SUBJECT TO COMPLETION DATED NOVEMBER 13, 1998
                                  PROSPECTUS

                             HELEN OF TROY LIMITED
                             930,000 COMMON SHARES

         THE COMMON SHARES

The shareholders of Helen of Troy Limited ("HoT") listed below are offering and selling up to 930,000 common shares of Helen of Troy Limited ("HoT Common Shares") under this prospectus. There are four selling shareholders. These selling shareholders were formerly shareholders of DCNL, Inc. which was acquired by HoT on October 19, 1998. The selling shareholders acquired 350,000 HoT Common Shares as a result of the acquisition. In addition, there are an additional 580,000 HoT Common Shares which may be issued in the future by HoT as a result of the acquisition. Some or all of the selling shareholders expect to sell their shares.

         THE PROCEEDS AND DETERMINING THE OFFERING PRICE

All net proceeds from the sale of the HoT Common Shares will go to the shareholders who offer and sell their shares. Accordingly, HoT will not receive any proceeds from sales of the HoT Common Shares.

HoT Common Shares are listed on the Nasdaq National Market, and trade on the ticker symbol: "HELE." We anticipate that the HoT Common Shares being sold under this prospectus will be listed on the Nasdaq National Market, although that listing has not yet been approved. If that listing is approved, the selling shareholders may offer their HoT Common Shares through public or private transactions. These transactions may take place on or off the Nasdaq, or on or off another national securities exchange on which HoT Common Shares are approved for listing in the future. The transactions may take place at prevailing market prices or at privately negotiated prices. On November 12, 1998, the closing price of one HoT Common Share on the Nasdaq National Market was $15.125.

         RISK FACTORS

YOU SHOULD CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE 2 IN THIS PROSPECTUS.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL SECURITIES, SHARES, OR STOCK OTHER THAN THE SHARES TO WHICH IT RELATES, NOR IS IT A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES, SHARES, OR STOCK OTHER THAN THE SHARES TO WHICH IT RELATES. THIS PROSPECTUS IS NOT AN OFFER TO SELL OR SOLICITATION OF AN OFFER TO BUY SECURITIES IN ANY CIRCUMSTANCES IN WHICH AN OFFER OR SOLICITATION IS UNLAWFUL.

THE DELIVERY OF THIS PROSPECTUS OR ANY SALE MADE UNDER THIS PROSPECTUS SHALL NOT, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT HOT IS OPERATING UNDER THE SAME CONDITIONS THAT IT WAS OPERATING UNDER WHEN THIS PROSPECTUS WAS WRITTEN. YOU CANNOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROSPECTUS IS CORRECT AT ANY TIME, EXCEPT FOR ON THE DATE OF THIS PROSPECTUS. DO NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROSPECTUS IS CORRECT AT ANY TIME PAST THE DATE LISTED.

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR THAT WE HAVE REFERRED YOU TO. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT.

         The date of this prospectus is November ____, 1998.

                  SUMMARY OF THE COMPANY AND OF THIS OFFERING

         Helen of Troy Limited ("HoT" or the "Company") primarily engages in designing, manufacturing and distributing a wide variety of personal care appliances and hair care accessories. We sell our products to retail stores, distributors, and professional beauty supply customers. Most of our customers are in the United States, Canada and Europe, although we also have some customers and distribution in Latin America and the Far East. Our principal executive offices are located at 6827 Market Avenue, El Paso, Texas, 79915. The phone number is (915) 779-6363.

         In a recent transaction, we acquired DCNL, Inc., a California corporation ("DCNL"), engaged in a similar business to ours. We paid for DCNL with $1,875,000 in cash and by issuing 350,000 HoT Common Shares and Contingent Value Rights ("CVRs") to the DCNL shareholders. Each DCNL shareholder received one CVR for each share of HoT Common Shares received. HoT reserved 350,000 HoT Common Shares which might be issued in the future under the CVRs. A description of the CVRs is contained in the section called "Selling Security Holders." HoT also reserved an additional 230,000 HoT Common Shares, which might be issued in the future to the DCNL shareholders under a contingent purchase price arrangement (the "Earnout"). Under the Earnout, the DCNL shareholders will receive more HoT Common Shares at a certain period of time if certain sales projections are met. The specific sales projections are discussed below in the section called "Selling Security Holders." The actual number of HoT Common Shares which might be issued under the CVRs and the Earnout may be substantially less than the 580,000 HoT Common Shares reserved for issuance under the CVRs and the Earnout.

         This transaction was agreed to in an Agreement, dated as of October 16, 1998 (the "Agreement"). The Agreement was signed by the following parties:
HoT, DCNL, DCNL Merger Corp. (a Texas corporation and wholly-owned subsidiary of HoT), and the DCNL shareholders (the "sellers" or the "selling shareholders"). The HoT Common Shares issued in that transaction and the HoT Common Shares issuable pursuant to the CVRs and the Earnout are the HoT Common Shares being offered under this prospectus.

                                  RISK FACTORS

         Competition. The sale of personal care appliances and hair care accessories is characterized by intense competition. Competition is based upon product features, quality and price. It is also based upon innovation in the design of new products and replacement models, and in marketing and distribution approaches. The Company believes that its future success will depend upon its ability to develop and produce reliable products which incorporate developments in technology, and which satisfy consumers' tastes in style and design and on its ability to market its products at competitive prices. We encounter significant competition from many domestic and international companies with substantially greater financial resources. Our competitors include Conair Corporation, Windmere-Durable Holdings, Inc., Goody Products Inc., a division of Newell Company, and L and N Marketing and Sales Corporation. We cannot assure you that we will be able to successfully compete with these or other companies in the future.

         Foreign Operations. We primarily manufacture our products in the People's Republic of China, Thailand, Taiwan, and South Korea (the "Far East countries"). A small percentage of our products are purchased in other countries, including the United States and Mexico. Our manufacturing operations use molds and other tools owned by the Company's wholly-owned subsidiary, Helen of Troy Limited, a Barbados corporation. The Company purchases goods from its subsidiary, which contracts with unrelated factories. A portion of the subsidiary's assets, including equipment and molds, are located in the Far East countries.

         Because of the location of these manufacturing processes, the supply and cost of our products can be affected by several factors. These factors include, among other things, trade barriers, increased import duties, imposition of tariffs, imposition of import quotas, currency exchange fluctuations, interruption of sea or air transportation, and economic and political unrest. So far, political changes in the Far East countries have not affected the Company's ability to obtain its products. Also, the Company believes that facilities in other countries are adequate to produce what it needs. However, the relocation of production and our operations, should it become necessary, could result in product shipment delays and increased production costs. Delays or increased production costs could adversely affect the profitability of the Company.

         Reliance upon certain customers. The Company's sales of its products to its largest customers represent a large percentage of its total net sales. In the fiscal years ended February 28, 1997 and 1998, the sales to the Company's largest customer and its affiliates was 27% and 29%, respectively, of total sales during such fiscal year. Further, in the fiscal year ended February 28, 1996, net sales to three customers comprised 29%, 10%, and 10% of total net sales, respectively. Although we enjoy long-established relationships with our largest customers, we do not have long-term supply contracts with any of them. A decrease in, or loss of, business from any of our major customers could detrimentally affect both our operations and our financial condition.

         Retail industry. Retail sales depend, in part, on general economic conditions. A significant decline in economic conditions could negatively impact the sales that our retail customers will be able to make. If this occurs, then our sales and profitability will suffer also. In addition, as a result of many retailers' desire to more closely manage inventory levels, many retailers make purchases on a "just-in-time" basis. This concept requires us to shorten our "lead time" for production (the period of time between manufacturing a product and actually delivering it to the customer). As a result, we must more closely anticipate demand so that our products will be ready when the customer orders them. This may require us to carry additional inventories, which may increase the cost of overhead and insurance. Carrying extra inventories also means money is tied up in the cost of carrying those inventories which increases interest expense. In addition, if there is a general downturn in economic conditions, the Company may be required to sell inventories at a price less than its normal selling price to reduce its exposure to the large inventories required by our customers. This could result in losses for the Company.

         Seasonality of business. Our business is generally seasonal. Historically, we experience higher revenues in the second and third quarters (June through November) of each fiscal year, when a disproportionate number of our sales occur. These higher revenues generally increase the gross profit and the net earnings of the Company during those same months. By the same token, we experience lower revenues during the first and fourth fiscal quarters (December through May), and this usually decreases gross profit and net earnings in those months. We believe that this "seasonality" will continue.

         The increased demand from June to November primarily derives from "back to school" sales in the late summer, and from Christmas sales in the autumn. Because we anticipate a higher number of sales in these months, we purchase substantial amounts of inventory to satisfy anticipated customer demand. If for any reason our sales are below what we normally expect to sell during these months, our revenues, gross profit, and net earnings would be adversely affected for the entire year. (Please note the section on the "Retail Industry" above, and especially its discussion of a general downturn in economic conditions). Also, as a result of having to carry additional inventory, we have less available capital on hand in those periods. This capital might otherwise have been invested. This results in reduced interest income.

         Risks attendant to our acquisition strategy. We regularly consider the acquisition of other companies engaged in the design, manufacture and distribution of personal care appliances and hair care accessories, and related products. At any given time, we may be in various stages of considering such opportunities. We cannot assure you that we will be able to find and identify desirable acquisition targets. Nor can we assure you that we will be successful in entering into a definitive agreement with any one target. Also, even if a definitive agreement is reached, there is no assurance that any future acquisition will be completed.

         We typically anticipate that any acquisitions will bring certain benefits to the Company, such as an increase in sales. However, it is difficult to determine if such benefits can actually be realized prior to completing an acquisition. Accordingly, there is a risk that any acquired company may not achieve an increase in sales or other benefits for the Company. There may be additional costs and other expenses which were not anticipated at the time of the acquisition. Any of these events could result in a material adverse effect on the Company's business operations and financial performance.

         The process of integrating acquired companies into our existing business may also result in unforeseen difficulties. Unforeseen operating difficulties may absorb significant amounts of management attention which might otherwise be devoted to our existing business. Also, the process may require significant financial resources that would otherwise be available for other activities, including the ongoing development or expansion of our existing operations. Finally, future acquisitions could result in our having to incur additional debt and/or contingent liabilities. All of these possibilities might have a material adverse effect on our financial condition and on our operations.

         Dependence on key employees. Our operations require managerial and operational expertise. We cannot assure you that any of our key employees will remain employed by the Company. The loss of a key employee or key employees could have a material adverse effect on our operations.

         Quarterly Earnings Fluctuations. As is the case with many companies in our industry, the Company's operating results are affected by the seasonal nature of the industry. (Please note the section on "Seasonality" above.) Accordingly, the Company's operating results may fluctuate from quarter to quarter.

         Possible Volatility of Stock Price. The market price for shares of our stock has varied significantly and may be volatile depending on news announcements and changes in general market conditions. In particular, news announcements regarding quarterly or annual results of operations, or news announcements regarding competitive developments impacting the Company, may cause significant fluctuations in the market price of our stock.

                                USE OF PROCEEDS

         You will find this information on the cover page of this prospectus.

                        DETERMINATION OF OFFERING PRICE

         You will find this information on the cover page of this prospectus.

                            SELLING SECURITY HOLDERS

         A total of 350,000 HoT Common Shares were delivered to the DCNL shareholders in the acquisition. In addition, one CVR was delivered for each HoT Common Share delivered. At the same time that the Agreement was signed, however, the same parties to that agreement, joined by another party, Chase Bank of Texas, N.A., signed an Escrow Agreement dated as of October 16, 1998. Under the Escrow Agreement, 50,000 HoT Common Shares issued to the selling shareholders under the Agreement were delivered to the escrow agent, Chase Bank of Texas, N.A. The same number of CVRs were also issued to the selling shareholders and delivered to the escrow agent. HoT may use the escrowed shares and CVRs to satisfy our indemnification claims if there is a breach of certain representations and warranties made in the Agreement.

         A CVR entitles the holder to obtain additional HoT Common Shares. Each CVR entitles the holder to obtain HoT Common Shares equal to the product of (i) one, times (ii) a fraction, the numerator of which is $20 minus the average of closing price of a HoT Common Share for the five consecutive trading days prior to October 16, 1999 (the "Current Market Value"), and the denominator of which is the Current Market Value. The purpose of the CVRs is to give the DCNL shareholders protection against the HoT Common Share price being less than $20. With the exception of the CVRs held in escrow, the CVRs can generally be redeemed by HoT prior to October 16, 1999, and the CVRs automatically terminate in the event the average price of a HoT Common Share for 5 consecutive trading days equals or exceeds $20.

         The Agreement reserves 230,000 HoT Common Shares which might be issued in the future to the DCNL shareholders under an Earnout. Under the Earnout, the DCNL shareholders will receive more HoT Common Shares if the following sales projections are met: the Earnout will be paid in two installments, the first in the amount of up to 30,000 HoT Common Shares if HoT's net sales of DCNL products for the three month period ending January 31, 1999 are at least $4,000,000, and the second in the amount of up to 200,000 HoT Common Shares if HoT's net sales of DCNL products for the year ending December 31, 1999 are at least $18,000,000.

         In the Agreement, we also agreed to register the HoT Common Shares issued to the selling shareholders, and to use our best efforts to keep the registration statement effective until the earliest of:

         (1)  twenty-four months; or

         (2) until the HoT Common Shares are no longer considered "restricted stock" within the meaning of Rule 144 of the Securities Act of 1933 (the "Securities Act") and any restrictive legend can be removed; or

         (3) until all the HoT Common Shares have been resold by the sellers pursuant to Rule 144 of the Securities Act, or pursuant to an effective registration statement.

The following list of selling shareholders includes the four shareholders that received HoT Common Shares through the DCNL merger. The HoT Common Shares listed below represent all of the HoT Common Shares that each selling shareholder currently owns, or which each selling shareholder may own, either:
(1) upon the release of the HoT Common Shares from escrow or (2) pursuant to the CVRs or (3) issued pursuant to an Earnout provision in the Agreement:



------------------------------------------------------------------------------------------------------------------
SELLING SHAREHOLDER                SHARES OWNED PRIOR TO          SHARES BEING OFFERED         SHARES OWNED AFTER
                                   OFFERING (1)                                                OFFERING
==================================================================================================================
Darryl R. Cohen                          454,334(2)(3)                  454,334                         0
------------------------------------------------------------------------------------------------------------------
Nini Cohen                               227,166(2)(3)                  227,166                         0
------------------------------------------------------------------------------------------------------------------
Lisa Dake Brown                          148,800(2)(3)                  148,800                         0
------------------------------------------------------------------------------------------------------------------
Dennis L. Bergquist                       99,700(2)(3)                   99,700                         0
------------------------------------------------------------------------------------------------------------------


(1) Assumes that all of the HoT Common Shares held by the selling shareholders and being offered under this prospectus are sold, and that the selling shareholders acquire no additional shares of HoT Common Shares before the completion of this offering. Each selling shareholder owns less than 1% of the total number of HoT Common Shares outstanding.

(2) 50,000 HoT Common Shares and 50,000 CVRs are being held in escrow under an Escrow Agreement dated as of October 16, 1998, which may be used to indemnify HoT against certain claims relating to the merger. The selling shareholders, and the number of HoT Common Shares and CVRs held in escrow on behalf of each, are as follows:


                                                HoT
              Selling Shareholder          Common Shares        CVRs
              -------------------          -------------        ----
              Darryl R. Cohen                  25,000         25,000
              Nini Cohen                       12,500         12,500
              Lisa Dake Brown                   8,000          8,000
              Dennis L. Bergquist               4,500          4,500
                                               ------         ------
                                               50,000         50,000
                                               ======         ======

(3) These amounts include up to 580,000 HoT Common Shares that might be issued in the future under the CVRs and the Earnout. The selling shareholders, and the amount of HoT Common Shares which might be issued in the future, are as follows:


                                                HoT
              Selling Shareholder          Common Shares
              -------------------          -------------
              Darryl R. Cohen                  284,667
              Nini Cohen                       142,333
              Lisa Dake Brown                   92,800
              Dennis L. Bergquist               60,200
                                               -------
                                               580,000
                                               =======

                              PLAN OF DISTRIBUTION

         The selling shareholders may offer their HoT Common Shares at various times in one or more of the following transactions:

         O on any of the United States securities exchanges where our HoT Common Shares are listed, including the Nasdaq National Market, or any other exchange where our HoT Common Shares may be listed in the future;

         O    in the over-the-counter market;

         O in transactions other than on such exchanges or in the over-the-counter market;

         O    in connection with short sales of the HoT Common Shares;

         O    by pledge to secure debts and other obligations;

         O in connection with the writing of non-traded and exchange-traded call options, in hedge transactions and in settlement of other transactions in standardized or over-the-counter options; or

         O    in a combination of any of the above transactions.

         The selling shareholders may sell their HoT Common Shares at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices.

         The selling shareholders may use broker-dealers to sell their HoT Common Shares. If this happens, broker-dealers will either receive discounts or commissions from the selling shareholders, or they will receive commissions from purchasers of HoT Common Shares for whom they acted as agents.

         This offering is the effect of a plan of acquisition, under which HoT acquired all of the outstanding shares of DCNL. The general effect of this acquisition is that DCNL became a wholly-owned subsidiary of HoT on October 16, 1998, pursuant to the Agreement outlined above. Upon approval of a listing by the Nasdaq National Market, the HoT Common Shares will be offered on that exchange, under the symbol "HELE."

         The selling shareholders and any brokers and dealers who sell the HoT Common Shares may be deemed to be "underwriters" within the meaning of the Securities Act. The commissions, discounts, or other compensation paid to such persons may be regarded as underwriters' compensation. Also, certain of the selling shareholders are trusts or custodianships. These entities may in the future distribute their HoT Common Shares to their beneficiaries. These shares may later be distributed, sold, pledged, hypothecated or otherwise transferred.

         To comply with the securities laws of certain jurisdictions, the securities offered in this prospectus will be offered or sold in those jurisdictions only through registered or licensed brokers or dealers. In addition, in certain jurisdictions the securities offered in this prospectus may not be offered or sold unless they have been registered or qualified for sale in those jurisdictions, or unless an exemption from registration or qualification is available and is complied with. The rights under this Registration Statement and prospectus are assignable to the distributees, pledgees or other transferees of the selling shareholders.

                                 LEGAL MATTERS

         The validity of the issuance of the HoT Common Shares offered in this prospectus will be passed upon for the selling shareholders by Conyers, Dill & Pearman, Bermuda counsel to HoT.

                                    EXPERTS

         The consolidated financial statements and schedule of Helen of Troy Limited as of February 28, 1998 and 1997, and for each of the years in the three-year period ended February 28, 1998, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

                                MATERIAL CHANGES

         We know of no material changes in our affairs that have occurred since the end of the latest fiscal year, except for any changes included in the documents that are incorporated by reference in this prospectus.

                      WHERE YOU CAN FIND MORE INFORMATION

         HoT is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Thus, we file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC"). You may read, inspect, and copy any document we file at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C., 20549, or in the public reference rooms located in New York, N.Y. and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from the SEC's Website at "http://www.sec.gov". Copies of our filings may also be obtained at prescribed rates upon request from the Public Reference Section of the Commission at 450 Fifth Street, NW, Washington, D.C. 20549. The HoT Common Shares are listed on the Nasdaq National Market, and such reports, proxy statements and other information can also be inspected at the offices of the NASDAQ National Market, Inc., Reports Section, 1735 K Street N.W., Washington, D. C. 20006.

         HoT has filed with the SEC a registration statement on Form S-3 under the Securities Act, with respect to these HoT Common Shares. This prospectus, which constitutes a part of that registration statement, does not contain all the information contained in that registration statement and its exhibits. For further information with respect to HoT and the HoT Common Shares, you should consult the registration statement and its exhibits. Statements contained in this prospectus concerning the provisions of any documents are necessarily summaries of those documents, and each statement is qualified in its entirety by reference to the copy of the document filed with the SEC. The registration statement and any of its amendments, including exhibits filed as a part of the registration statement or an amendment to the registration statement, are available for inspection and copying through the entities listed above.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below as (a), (b), (c) and (d):

         (a) The Company's Annual Report on Form 10-K for the fiscal year ended February 28, 1998;

         (b) The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended May 31, 1998;

         (c) The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended August 31, 1998; and

         (d) The Company's description of its HoT Common Shares, which is contained in its registration statement filed under the Exchange Act (Registration No. 0-23312), including any amendments or reports filed for the purpose of updating such descriptions.

         Each document filed after the date of this prospectus under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act and before the termination of the offering is also incorporated by reference into this prospectus and is made a part of this prospectus from the date of its filing. Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus is deemed to be modified or superseded for purposes of this prospectus, if this prospectus or another document incorporated or deemed to be incorporated by reference in this prospectus modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

         HoT will furnish without charge, upon written or oral request, to each person, including any beneficial owner, to whom this prospectus is delivered, a copy of any or all of the documents incorporated by reference into this prospectus, except the exhibits to such documents (unless the exhibits are specifically incorporated by reference into such documents). Such requests should be directed to Helen of Troy Limited, 6827 Market Avenue, El Paso, Texas, 79915. The phone number is (915) 779-6363.

            DISCLOSURE OF THE SEC'S POSITION ON INDEMNIFICATION FOR
                          SECURITIES ACT LIABILITIES

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the company pursuant to the foregoing provisions, the company has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

                  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The table below sets forth the estimated expenses expected to be paid by HoT in connection with the issuance and distribution of the HoT Common Shares covered by this Registration Statement. For information concerning certain additional expenses that HoT and/or the selling shareholders may be required to pay in the event that there is an underwritten offering of the HoT Common Shares, see "Plan of Distribution."

         Securities and Exchange Commission registration fee............................$     3,084
         Legal fees and expenses (other than blue sky)..................................     10,000
         Accounting fees and expenses...................................................      6,700
         Nasdaq listing fee.............................................................     17,500
         Miscellaneous..................................................................      2,000
                                                                                        -----------

         Total    $.....................................................................$    39,284



                   INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 98 of the Companies Act of 1981 of Bermuda (as amended, the "Act") provides generally that a Bermuda company may indemnify its directors, officers and auditors against any liability which by virtue of Bermuda law otherwise would be imposed on them, except in cases where such liability arises from the fraud or dishonesty of which such officer, director or auditor may be guilty in relation to the Company. Section 98 further provides that a Bermuda company may indemnify its directors, officers, and auditors against any liability incurred against them in defending any proceedings, whether civil or criminal, in which judgment is awarded in their favor or they are acquitted or granted relief by the Supreme Court of Bermuda in certain proceedings arising under Section 281 of the Act.

         The Company has adopted provisions in its Bye-Laws that provide that the Company shall indemnify its officers and directors to the maximum extent permitted under the Act. The Company has also entered into indemnity agreements with each of its directors and officers to provide them with the maximum indemnification allowed under its Bye-Laws and the Act.

         The Act also permits a company to purchase and maintain insurance for the benefit of its officers and directors covering certain liabilities. The Company intends to maintain a policy of officers' and directors' liability insurance for the benefit of such persons.

         The preceding discussion of the Company's Bye-Laws, the Act and the Indemnity Agreements is not intended to be exhaustive and is qualified in its entirety by the Memorandum of Association, Bye-Laws, the Act and the Indemnity Agreements.

                                    EXHIBITS

The following are filed as exhibits to this Registration Statement:

       EXHIBIT
        NUMBER                           DESCRIPTION
       -------                           -----------

         3.1 Memorandum of Association of the Company (incorporated herein by reference to Exhibit 3.1 to the Company's Registration Statement on Form S-4 filed with the SEC on December 30, 1993 (Registration No. 33-73594)).

         3.2 Bye-Laws of the Company (incorporated herein by reference to Exhibit 3.2 to the Company's Registration Statement on Form S-4 filed with the SEC on December 30, 1993 (Registration No. 33-73594)).

         5.1      Opinion of Conyers, Dill & Pearman*

         23.1     Consent of Conyers, Dill & Pearman* (See Exhibit 5.1)

         23.2     Consent of KPMG Peat Marwick LLP*

         24.1 Power of Attorney (included on the signature page of the Registration Statement)*
----------------
* filed herewith

ITEM 9.  UNDERTAKINGS.

         (a)      The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (A) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (B) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

                  (C) To include any material information with respect to the Plan of Distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(A) and (a)(1)(B) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of El Paso, State of Texas, on November 12, 1998.



                           HELEN OF TROY LIMITED





                           By:/s/ Gerald J. Rubin
                              ---------------------------------
                                 Gerald J. Rubin
                                 Chairman and Chief Executive Officer (Principal Executive Officer)

                               POWER OF ATTORNEY

         Each person whose signature appears below hereby authorizes Gerald J. Rubin to file one or more amendments (including post-effective amendments) to this Registration Statement, which amendments may make such changes in this Registration Statement as each of them deems appropriate, and each such person hereby appoints Gerald J. Rubin as attorney-in-fact to execute in the name and on behalf of the Company and any such person, individually and in each capacity stated below, any such amendments to this Registration Statement.

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


         SIGNATURE                                   TITLE                              DATE



       /s/ Gerald J. Rubin
       ------------------------------------------     Chairman, Chief Executive Officer         November 12, 1998
       GERALD J. RUBIN                                and Director (Principal Executive
                                                      Officer)


       /s/ H. McIntyre Gardner
       ------------------------------------------     President and Chief Operating             November 12, 1998
       H. MCINTYRE GARDNER                            Officer



       /s/ Sam L. Henry
       ------------------------------------------     Senior Vice-President, Finance,           November 12, 1998
       SAM L. HENRY                                   Secretary, and Chief Financial
                                                      Officer (Principal Financial and
                                                      Accounting Officer)



       /s/ Stanlee N. Rubin
       ------------------------------------------     Director                                  November 12, 1998
       STANLEE N. RUBIN


       /s/ Gary A. Abromovitz
       ------------------------------------------     Director                                  November 12, 1998
       GARY B. ABROMOVITZ



       /s/ Christopher L. Carameros
       ------------------------------------------     Director                                  November 12, 1998
       CHRISTOPHER L. CARAMEROS



       /s/ Byron H. Rubin
       ------------------------------------------     Director                                  November 12, 1998
       BYRON H. RUBIN

                                 EXHIBIT INDEX



      Exhibit No.                  Description                                                                             Page
      -----------                  -----------                                                                             ----
          3.1         Memorandum of Association of the Company (incorporated
                      herein by reference to Exhibit 3.1 to the Company's
                      Registration Statement on Form S-4 filed with the SEC on
                      December 30, 1993 (Registration No. 33-73594)).

          3.2 Bye-Laws of the Company (incorporated herein by reference to Exhibit 3.2 to the Company's Registration Statement on
                      Form S-4 filed with the SEC on December 30, 1993
                      (Registration No. 33-73594)).

          5.1         Opinion of Conyers, Dill & Pearman

          23.1        Consent of Conyers, Dill & Pearman  (See Exhibit 5.1)

          23.2        Consent of KPMG Peat Marwick LLP

          24.1        Power of Attorney (included on the signature page of the Registration Statement)